                                                                  EXHIBIT (a)(5)

                               AMENDMENT NO. 4 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                       OF AMERICAN CENTURY MUNICIPAL TRUST

     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

     WHEREAS, the Board of Trustees has determined that it is in the best interests of American Century Municipal Trust (the "Trust") to take the following actions:

     (1)  to reorganize the Arizona Municipal Bond Fund into the Tax-Free Bond
          Fund, effective September 4, 2007, in accordance with the terms of the relevant Agreement and Plan of Reorganization approved by the Board of
          Trustees at its meeting on December 8, 2006, and approved by the
          Arizona Municipal Bond Fund's shareholders at a meeting on July 27,
          2007, as a result of which shareholders will receive shares of the
          Tax-Free Bond Fund in exchange for their shares of the Arizona
          Municipal Bond Fund, which will be liquidated and terminated;

     (2)  to reorganize the Florida Municipal Bond Fund into the Tax-Free Bond
          Fund, effective September 4, 2007, in accordance with the terms of the relevant Agreement and Plan of Reorganization approved by the Board of
          Trustees at its meeting on December 8, 2006, and approved by the
          Florida Municipal Bond Fund's shareholders at a meeting on July 27,
          2007, as a result of which shareholders will receive shares of the
          Tax-Free Bond Fund in exchange for their shares of the Florida
          Municipal Bond Fund, which will be liquidated and terminated;

     (3)  to eliminate the R Class for the Tax-Free Bond Fund, for which no shares have been issued; and

     WHEREAS, the Florida Municipal Money Market Fund was liquidated in accordance with a Plan of Liquidation, effective April 23, 2004; and

     WHEREAS, the Board of Trustees has determined that it is in the best interests of the Trust to amend the Trust's Amended and Restated Agreement and
Declaration of Trust to reflect such liquidation;

     NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated in the first recital hereto; and

     RESOLVED, that Schedule A of the Amended and Restated Agreement and
Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the
Schedule A attached hereto.

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     IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Municipal Trust

/s/ Jonathan S. Thomas                  /s/ Peter F. Pervere
-----------------------------------     ----------------------------------------
Jonathan S. Thomas                      Peter F. Pervere

/s/ John Freidenrich                    /s/ Myron S. Scholes
-----------------------------------     ----------------------------------------
John Freidenrich                        Myron S. Scholes

/s/ Ronald J. Gilson                    /s/ John B. Shoven
-----------------------------------     ----------------------------------------
Ronald J. Gilson                        John B. Shoven

/s/ Kathryn A. Hall                     /s/ Jeanne D. Wohlers
-----------------------------------     ----------------------------------------
Kathryn A. Hall                         Jeanne D. Wohlers

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                                   SCHEDULE A

                        AMERICAN CENTURY MUNICIPAL TRUST

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                           Class            Date of Establishment
------                           -----            ---------------------

Tax-Free Money Market Fund      Investor          07/31/1984

Tax-Free Bond Fund              Investor          07/31/1984
                                Institutional     12/17/2002
                                Advisor           06/30/2005

High-Yield Municipal Fund       Investor          12/15/1997
                                A Class           05/08/2002
                                B Class           05/08/2002
                                C Class           05/01/2001

Long-Term Tax-Free Fund         Investor          12/12/2005
                                Institutional     12/12/2005
                                A Class           12/12/2005
                                B Class           12/12/2005
                                C Class           12/12/2005

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.

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